Exhibit 99.2

The Information Agent for the Offer is:

Georgeson

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Call Toll-Free: (800) 314-4549

Nokia Corporation

000004

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL AMERICAN DEPOSITARY SHARES: 12345678901234
ACCOUNT CODE:
CONTROL NUMBER:

LETTER OF TRANSMITTAL TO TENDER AMERICAN DEPOSITARY SHARES OF ALCATEL-LUCENT
TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

Nokia Corporation is offering (the "Offer") to exchange each outstanding Alcatel-Lucent American Depositary Share, each representing one Alcatel-Lucent share ("Alcatel-Lucent ADSs"), for 0.55 Nokia Corporation American Depositary Shares, each representing one Nokia Corporation share ("Nokia ADSs"), upon the terms and conditions of the Registration Statement on Form F-4 and Schedule TO dated each as amended from time to time. The Offer expires at 5:00 PM, New York City Time, December 21, 2015, unless extended. See Instructions below and on the reverse side on how to tender your Alcatel-Lucent ADSs in the Offer.

In the records provided to the Exchange Agent specified below, your current position in Alcatel-Lucent ADSs is held entirely in "book-entry" form, which means that you hold your Alcatel-Lucent ADSs either through the Direct Registration System ("DRS") or as a result of participating in the direct purchase and dividend reinvestment plan offered through JPMorgan Chase Bank N.A. (the "Plan"). It is possible that you hold positions in Alcatel-Lucent ADSs through both DRS and the Plan.

Because your Alcatel-Lucent ADSs are held entirely in book-entry form (i.e. uncertificated), the Offer allows for the following convenient options to tender your Alcatel-Lucent ADSs in the Offer:

Option 1) Internet- Visit the Offer website at and follow the instructions on the site. To enter the site you will be required to provide your Account Code and Control Number which are both printed on the upper right section on the front of this Letter of Transmittal. PLEASE NOTE THAT THE OPTION TO TENDER VIA THE INTERNET IS NOT AVAILABLE TO ALCATEL-LUCENT ADSs HELD IN TRUSTS, CORPORATIONS, LLCS, PARTNERSHIPS OR OTHER LEGAL ENTITIES. In the event your account is not eligible for the Internet tender option, the Account Code and Control Number will be listed as all "X's" on the Letter of Transmittal. Holders of Alcatel-Lucent ADSs with these types of registrations on their account and that wish to participate in the Offer must tender their Alcatel-Lucent ADSs via "Option 2) Mail" described below.

Option 2) Mail- Complete the "Tender" section on the reverse of this Letter of Transmittal, sign this Letter of Transmittal as indicated, and return this Letter of Transmittal in the envelope provided.

Indicated below is the breakout of how your position is held as provided at the time of the mailing of these materials.

Total DRS Alcatel-Lucent ADSs	**Total Plan Alcatel-Lucent ADSs**	**Total Book-Entry Alcatel-Lucent ADSs**
12345678901234	12345678901234	12345678901234

Although Nokia Corporation has mailed the Offer documents to the extent required by U.S. law, including to holders located outside the United States, the Offer documents are not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy, sell or exchange either Alcatel-Lucent securities or Nokia Corporation securities in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons residing in those countries and often impose stringent requirements about the form and content of offers made to the general public. The ability of any non-U.S. person to tender Alcatel-Lucent securities in the Offer will depend on compliance with the laws of such person's home country, including any applicable exemption, that would permit the person to participate in the Offer. Non-U.S. holders should consult their advisors in considering whether they may participate in the Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations or transactions in Alcatel-Lucent securities or that may apply in their home countries. None of Nokia Corporation, Alcatel-Lucent, the Exchange Agent or the Information Agent can provide any assurance about whether such limitations exist.

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MARK THE BOX BELOW UNDER “TENDER” TO PARTICIPATE IN THE EXCHANGE OFFER. PLEASE NOTE THAT THIS SECTION ONLY NEEDS TO BE COMPLETED IF YOU ARE SENDING THE COMPLETED LETTER OF TRANSMITTAL VIA MAIL TO THE EXCHANGE AGENT. IF YOU WISH TO TENDER YOUR ALCATEL-LUCENT ADSs VIA THE INTERNET PLEASE SEE THE INSTRUCTIONS ON THE FRONT OF THIS LETTER OF TRANSMITTAL. TENDER 1. Mark this box to tender ALL of your Alcatel-Lucent ADSs. If you select this option, please DO NOT fill in the box below. Mark this box to tender the following number of your Alcatel-Lucent ADSs. Please fill in the number of Alcatel-Lucent ADSs that you would like to tender in the box below. 2. Please see the enclosed PARTIAL ALCATEL-LUCENT ADS TENDER EXAMPLE / GUIDELINES for SIGNATURE(S) REQUIRED for additional information on completing this section. WHOLE ALCATEL-LUCENT ADS(s) FRACTIONS Decimal SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the front of this form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, person acting in a fiduciary or representative capacity, or other person, please set forth full title. By signing below, I represent and warrant as follows: 1) I have full power and authority to surrender the Alcatel-Lucent ADSs transferred in book-entry form, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. I own the Alcatel-Lucent ADSs being tendered within the meaning of Rule 14e-4 promulgated under the Securities and Exchange Act of 1934, as amended. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the tender of my Alcatel-Lucent ADSs. 2) I understand that a tender is not in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and manually signed. I agree that all questions as to validity, form and eligibility of any surrender of the Alcatel-Lucent ADSs will be determined by the Exchange Agent. 3) I understand that, pending the completion of the Offer, I may not and shall not sell or otherwise transfer the Alcatel-Lucent ADSs subject to this Letter of Transmittal unless the Offer is terminated or I properly revoke this tender prior to the expiration date. 4) I acknowledge that, until such Alcatel-Lucent ADSs are properly transferred to Nokia Corporation in book-entry form I will not receive any consideration issuable or payable in connection with the Offer. 5) By tendering the Alcatel-Lucent ADSs pursuant to this Letter of Transmittal, I hereby acknowledge that the representations and covenants set forth in the Registration Statement on Form F-4 in the section “The Exchange Offer——Representations and Covenants of Tendering Holders——Representations and Covenants of Tendering Holders of Alcatel Lucent ADSs” are true and correct. 6) By tendering the Alcatel-Lucent ADSs pursuant to this Letter of Transmittal, I hereby acknowledge that the tendered Alcatel-Lucent ADSs may not be transferred to any third party (except after withdrawal of the tendered Alcatel-Lucent ADSs from the Offer) and may be blocked in my account at the instruction of the Exchange Agent and that after the expiration of the Offer, (a) if Nokia Corporation accepts the Offer, the tendered Alcatel-Lucent ADSs will be transferred to Nokia Corporation, and (b) if Nokia Corporation does not accept the Offer, the tendered Alcatel-Lucent ADSs will be returned to me. 7) I acknowledge that any consideration issuable or payable to me in connection with the Offer shall be delivered to me in the account printed on the upper right section on the front of this Letter of Transmittal. The method of delivery of any documents, is at the election and risk of the tendering Alcatel-Lucent ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Form W-9: Under U.S. Federal Income Tax law, an Alcatel-Lucent ADSs holder is required to provide Citibank, N.A. with such holder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, as indicated on the front of this Letter of Transmittal, by a “N” (for No) after the “Tax ID Certification on file” section, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup tax withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Citibank, N.A. Signature of owner Signature of co-owner, if any Area Code/Phone Number SIGNATURE(S) GUARANTEED (IF REQUIRED) Please refer to the enclosed PARTIAL ALCATEL-LUCENT ADS TENDER EXAMPLE / GUIDELINES FOR SIGNATURE(S) instructions to determine if a Medallion Guarantee is required. If required, the Firm guaranteeing the signature should complete the information below. Medallion Guarantee (if required) Name of Firm Address of Firm –– Please Print The Information Agent for the Offer is: The Exchange Agent for the Offer is: Georgeson Inc. 480 Washington Blvd., 26th Floor Jersey City, NJ 07310 Call Toll-Free: (800) 314-4549 12345678901234 + By First Class Mail: Citibank, N.A. - Exchange Agent Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011 COY By Registered, Certified or Express Mail or Overnight Courier: Citibank, N.A. - Exchange Agent Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021 II

Partial Alcatel-Lucent ADS Tender Example:

If you checked Box 2 under “Tender” on the reverse of the Letter of Transmittal because you wish to tender a specified number of Alcatel-Lucent ADSs, please fill in the number of Alcatel-Lucent ADSs tendered as indicated in the example below:

Example: If you hold a total of 58.138 Alcatel–Lucent ADSs and you wish to tender 50.138 Alcatel-Lucent ADSs, you should complete the box as follows:

50.138

WHOLE ALCATEL-LUCENT ADS(s) Decimal FRACTIONS

Please note that you should ONLY complete Box 2 if you wish to tender a PARTIAL number of Alcatel-Lucent ADSs in your account. If you desire to tender ALL of your Alcatel-Lucent ADSs as indicated on the front of Letter of Transmittal please make a check mark in Box 1 only.

GUIDELINES FOR SIGNATURE(S) REQUIRED

If the Account Registration is: Individual - the required signature(s) are:

Holder signature or

Signature of fiduciary or agent with Medallion Guarantee or

Signature of fiduciary or agent with certified evidence of appointment.

If the Account Registration is: Joint Tenants with Rights of Survivorship - the required signature(s) are:

Signatures of all joint tenants or

Signature of fiduciary or agent with Medallion Guarantee or

Signature of fiduciary or agent with certified evidence of appointment for any joint tenant unable to sign for themselves.

If the Account Registration is: Joint Tenants by Entirety - the required signature(s) are:

Identical to Joint Tenants with rights of survivorship.

If the Account Registration is: Joint Tenants in Common - the required signature(s) are:

Signatures of all joint tenants or

Signature(s) of fiduciary or agent with Medallion Guarantee or

Signature(s) of fiduciary or agent with certified evidence of appointment for any joint tenant unable to sign for themselves along with signatures of tenants who can sign for themselves.

If the Account Registration is: Community Property - the required signature(s) are:

Identical to Tenants in Common.

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PARTIAL ALCATEL-LUCENT ADS TENDER EXAMPLE / GUIDELINES for SIGNATURES (S) REQUIRED

If the Account Registration is: Corporation- the required signature(s) are:

Signature of an authorized officer of the corporation signing in capacity with a Medallion Guarantee or

Signature of an officer of the corporation authorized by a certified Corporate Resolution along with the certified Corporate Resolution dated within 180 days.

If the Account Registration is: Limited Liability Company (LLC) - the required signature(s) are:

Endorsement by any managing member is required. If that person is listed within the registration, their endorsement is sufficient. A Medallion Guarantee or other supporting documents is not required.

If the account is registered without listing the managing member, the Medallion Guarantee or other supporting documentation is required. The supporting documentation required would be a Certified LLC Resolution dated within 180 days authorizing the signing managing member to effect the transaction. This LLC Resolution may not be certified by the signing officer.

If the Account Registration is: Partnerships - the required signature(s) are:

Signature of general partner signing in capacity accompanied by a Medallion Guarantee (if signature is not in capacity, Proof of Capacity dated within 180 days must also be provided (i.e., Certificate of Incumbency)).

If the general partner is listed with capacity in the registration, it may act as the registered owner and the Medallion Guarantee is not required.

If the Account Registration is: Sole Proprietorship - the required signature(s) are:

Signature of sole proprietor listed in registration or

Signature of sole proprietor signing in capacity with Medallion Guarantee if the name of the sole proprietor is not listed in the registration.

If the Account Registration is: Usufruct – Naked Owner - the required signature(s) are:

Signatures of both the Usufruct and the Naked Owner.

If the Account Registration is: Transfer on Death - the required signature(s) are:

See instructions for Individual, Joint Tenant, or Tenants by Entirety, whichever is applicable, as a Transfer on Death account is actually an Individual, Joint Tenant, or Tenants by Entirety account with a beneficiary indicated in the registration.

If the Account Registration is: Trust - the required signature(s) are:

Signatures of all trustees.

If the Account Registration is: Uniform Custodial Trust Act - the required signature(s) are:

Signature of custodian.